Exhibit 99.1

CURBLINE PROPERTIES

1Q25 QUARTERLY FINANCIAL SUPPLEMENT

QUARTER ENDED MARCH 31, 2025

RECENT ACQUISITION
Carrie Plaza
JACKSONVILLE, FLORIDA
BROOKS Rehabilitation
FedEx Office
WING STOP
10400-7

CURBLINE PROPERTIES 1Q25 QUARTERLY FINANCIAL SUPPLEMENT QUARTER ENDED March 31, 2025 RECENT ACQUISITION Carrie Plaza, Jacksonville, Florida CURB LISTED NYSE.

CURBLINE PROPERTIES
COMPANY & PORTFOLIO OVERVIEW

$2.5B
EQUITY MARKET CAPITALIZATION

107
PROPERTIES

3.4M
OWNED GLA

RETAILER MIX
29%
LOCAL
71%
NATIONAL

SHOP-TO-ANCHOR RATIO
6%
ANCHOR
32K SF
AVERAGE ASSET SIZE
94%
SHOP

TOP 5 MSAs

THE CURBLINE PORTFOLIO
$119K AVERAGE HOUSEHOLD INCOME
9%
MIDWEST & NORTHEAST
8%
MID-ATLANTIC
18%
WEST COAST
44%
SOUTHEAST
22%
SOUTHWEST, MOUNTAIN & TEXAS

All figures as of March 31, 2025.
All percentages are of ABR.
Totals may not sum due to rounding.

CURB
LISTED
NYSE

INVESTOR RELATIONS
Email: ir@curbline.com
Website: ir.curbline.com

ADDRESS
New York, NY
320 Park Avenue, 27th Floor
New York, NY 10022

Cleveland, OH
3300 Enterprise Pkwy
Beachwood, Ohio 44122

PHONE & FAX
Toll Free: (833) 610-0761
Phone: (216) 755-6200
eFax: (216) 274-9711

CURBLINE

CURBLINE PROPERTIES COMPANY & PORTFOLIO OVERVIEW Curbline Properties is an owner and manager of convenience shopping centers positioned on the curbline of well-trafficked intersections and major vehicular corridors in suburban, high household income communities. $2.5B MARKET CAPITALIZATION 107 PROPERTIES 3.4M GLA THE CURBLINE PORTFOLIO 119K AVERAGE HOUSEHOLD INCOME TOP 5 MSAs by ABR MIAMI 14% ATLANTA 10% PHOENIX 10% ORLANDO 6% HOUSTON 6% THE CURBLINE PROTFOLIO SOUTHEAST 46% SOUTHWEST MOUNTAIN & TEXAS 23% MIDWEST & NORTHEAST 8% WEST COAST 15% RETAILER MIX LOCAL 29% NATIONAL 71% PROPERTY COMPOSITION ANCHOR 6% SHOP 94% CURBLINE PROPERTIES INVESTOR RELATIONS DEPARTMENT e: ir@curbline.com w: ir.curbline.com 323 Park Avenue, 27thFloor, New York, NY 10022 3300 Enterprise Pkwy Beachwood, OH 44122 o:216-755-6200 f:216-274-9711 w: curbline.com • NYSE:CURB CURB LISTED NYSE

Curbline Properties Corp.

For Immediate Release
Curbline Properties Reports First Quarter 2025 Results

For additional information:

Conor Fennerty, EVP and Chief Financial Officer

New York, New York, April 24, 2025 – Curbline Properties Corp. (NYSE: CURB) (the “Company” or “Curbline”), an owner of convenience centers in suburban, high household income communities, announced today operating results for the quarter ended March 31, 2025.

“Curbline Properties had a great start to 2025 as we look to scale the first public real estate company focused exclusively on convenience properties located on the curbline in the wealthiest submarkets in the United States,” commented David R. Lukes, President and Chief Executive Officer. “In the first quarter, Curbline closed on the acquisition of 11 convenience shopping centers for $124.2 million and saw an acceleration in leasing activity driven primarily by national, credit tenants leading to a 50 basis point increase in the Company’s leased rate to 96.0%.”

“The Company is uniquely positioned in the public real estate sector to outperform in a variety of macro environments given its differentiated investment focus, the leasing economics of the Company’s property type, and its balance sheet which was in a net cash position at quarter end.”

Results for the First Quarter

•
First quarter net income attributable to Curbline was $10.6 million, or $0.10 per diluted share, as compared to net income of $8.0 million, or $0.08 per diluted share, in the year-ago period. The increase year-over-year primarily was due to an increase in net operating income from acquisitions, an increase in interest income and a decrease in transaction costs, partially offset by an increase in general and administrative expenses. The timing of the Company’s spin-off from SITE Centers Corp. (“SITE Centers”) may impact comparability between the first quarter and prior periods as the results prior to the spin-off do not represent the historical results of a legal entity, but rather a combination of entities under common control that have been “carved out” of SITE Centers’ consolidated financial statements and presented on a combined basis.
•
First quarter operating funds from operations attributable to Curbline (“Operating FFO” or “OFFO”) was $25.1 million, or $0.24 per diluted share, compared to $20.3 million, or $0.19 per diluted share, in the year-ago period. The increase year-over-year primarily was due to an increase in net operating income from acquisitions and an increase in interest income, partially offset by an increase in general and administrative expenses.

Significant First Quarter Activity and Recent Activity

•
Acquired 11 convenience shopping centers during the first quarter for an aggregate price of $124.2 million.
•
Funded the Company’s $100.0 million delayed draw term loan facility. The all-in rate of the Term Loan Facility is fixed at 5.078% based on the loan’s current applicable spread.
•
Acquired five convenience shopping centers during the second quarter to date for an aggregate price of $14.9 million.

Key Quarterly Operating Results

•
Reported an increase of 2.5% in same-property net operating income (“SPNOI”) for the three-month period ended March 31, 2025 compared to March 31, 2024.

•
Generated cash new leasing spreads of 27.8% and cash renewal leasing spreads of 10.5%, for the trailing twelve-month period ended March 31, 2025 and cash new leasing spreads of 20.8% and cash renewal leasing spreads of 8.3% for the first quarter of 2025.
•
Generated straight-lined new leasing spreads of 47.7% and straight-lined renewal leasing spreads of 21.2%, for the trailing twelve-month period ended March 31, 2025 and straight-lined new leasing spreads of 36.8% and straight-lined renewal leasing spreads of 17.9% for the first quarter of 2025.
•
Reported a leased rate of 96.0% at March 31, 2025 compared to 95.5% at December 31, 2024 and 96.6% at March 31, 2024. The sequential increase was due to an acceleration in net leasing activity, partially offset by the impact of acquisitions.
•
As of March 31, 2025, the Signed Not Opened (“SNO”) spread was 250 basis points, representing $5.5 million of annualized base rent.

2025 Guidance

The Company has updated its guidance for net income attributable to Curbline for 2025 to be from $0.43 to $0.50 per diluted share and Operating FFO to be from $0.99 to $1.02 per diluted share. The Company does not include a projection of gains or losses on asset sales, transaction costs or debt extinguishment costs in guidance.

Reconciliation of Net Income Attributable to Curbline to FFO and Operating FFO estimates:

	FY 2025E (prior) Per Share — Diluted	FY 2025E (revised) Per Share — Diluted
Net income attributable to Curbline	$0.48 — $0.56	$0.43 — $0.50
Depreciation and amortization of real estate	0.49 — 0.45	0.56 — 0.52
FFO (NAREIT) and Operating FFO	$0.97 — $1.01	$0.99 — $1.02

About Curbline Properties

Curbline Properties is an owner and manager of convenience shopping centers positioned on the curbline of well-trafficked intersections and major vehicular corridors in suburban, high household income communities. The Company is publicly traded under the ticker symbol “CURB” on the NYSE and plans to elect to be treated as a REIT for U.S. federal income tax purposes. Additional information about the Company is available at curbline.com. To be included in the Company’s e-mail distributions for press releases and other investor news, please click here.

Conference Call and Supplemental Information

The Company will hold its quarterly conference call today at 8:00 a.m. Eastern Time. To participate with access to the slide presentation, please visit the Investor Relations portion of Curbline's website, ir.curbline.com, or for audio only, dial 800-715-9871(U.S.) or 646-307-1963 (international) using pass code 6823859 at least ten minutes prior to the scheduled start of the call. The call will also be webcast and available in a listen-only mode on Curbline's website at ir.curbline.com. If you are unable to participate during the live call, a replay of the conference call will also be available at ir.curbline.com for further review. You may also access the telephone replay by dialing 800-770-2030 or 609-800-9909 (international) using passcode 6823859 through May 1, 2025. Copies of the Company’s supplemental package and earnings slide presentation are available on the Company’s website.

Non-GAAP Measures and Other Operational Metrics

Funds from Operations (“FFO”) is a supplemental non-GAAP financial measure used as a standard in the real estate industry and is a widely accepted measure of real estate investment trust (“REIT”) performance. The Company believes that both FFO and Operating FFO provide additional indicators of the financial performance of a REIT, more appropriately measure the core operations of the Company, and provide benchmarks to its peer group.

FFO is generally defined and calculated by the Company as net income attributable to Curbline (computed in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”)), adjusted to exclude (i) gains and losses from disposition of real estate property, which are presented net of taxes, (ii) impairment charges on real estate property, (iii) gains and losses from changes in control and (iv) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles net of depreciation allocated to non-controlling interests. The Company’s calculation of FFO is consistent with the definition of FFO provided by NAREIT. The Company calculates Operating FFO as FFO excluding certain non-operating charges, income and gains/losses. Operating FFO is useful to investors as the Company removes non-comparable charges, income and gains/losses to analyze the results of its operations and assess performance of the core operating real estate portfolio. Other real estate companies may calculate FFO and Operating FFO in a different manner.

In calculating the expected range for or amount of net income attributable to Curbline to estimate projected FFO and Operating FFO for future periods, the Company does not include a projection of gain and losses from the disposition of real estate property, potential impairments, debt extinguishment costs and certain transaction costs. Other real estate companies may calculate expected FFO and Operating FFO in a different manner.

The Company also uses net operating income (“NOI”), a non-GAAP financial measure, as a supplemental performance measure. NOI is calculated as property revenues less property-related expenses and excludes depreciation and amortization expense, interest income and expense and corporate level transactions. The Company believes NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and, when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis.

The Company presents NOI information herein on a same-property basis or “SPNOI.” The Company defines SPNOI as property revenues less property-related expenses, which exclude straight-line rental income and reimbursements and expenses, lease termination income, management fee expense, and fair market value of leases. SPNOI only includes assets owned for the entirety of both comparable periods. SPNOI excludes all non-property and corporate level revenue and expenses. Other real estate companies may calculate NOI and SPNOI in a different manner. The Company believes SPNOI provides investors with additional information regarding the operating performances of comparable assets because it excludes certain non-cash and non-comparable items as noted above.

FFO, Operating FFO, NOI and SPNOI do not represent cash generated from operating activities in accordance with GAAP, are not necessarily indicative of cash available to fund cash needs and should not be considered as alternatives to net income computed in accordance with GAAP, as indicators of the Company’s operating performance or as alternatives to cash flow as a measure of liquidity. Reconciliations of these non-GAAP measures to their most directly comparable GAAP measures have been provided herein.

The Company calculates Cash Leasing Spreads by comparing the prior tenant's annual base rent in the final year of the prior lease to the executed tenant’s annual base rent in the first year of the executed lease. Straight-Lined Leasing Spreads are calculated by comparing the prior tenant’s average base rent over the prior lease term to the executed tenant’s average base rent over the term of the executed lease. For both Cash and Straight-Lined Leasing Spreads, the reported calculation excludes first generation units and spaces vacant at the time of acquisition and includes all leases for spaces vacant greater than twelve months along with split and combination deals.

Safe Harbor

Curbline Properties Corp. considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact, including statements regarding the Company’s projected operational and financial performance, strategy, prospects and plans, may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, (1) changes in the economic performance and value of the Company’s properties as a result of broad economic and local conditions, such as inflation, interest rate volatility and market reaction to tariffs and other trade policies; (2) changes in local conditions such as an increase or decrease in the supply of, or demand for, retail real estate space in our geographic markets; (3) the impact of changes in consumer trends, distribution channels, suburban population, retailing practices and the space needs of tenants; (4) our dependence on rental income which depends on the successful operations and financial condition of tenants, the loss of which, including as a result of downsizing or bankruptcy, could result in significant occupancy loss and negatively impact rental income from our properties; (5) our ability to enter into new leases and renew existing leases, in each case, on favorable terms; (6) our ability to identify, acquire, construct or develop additional properties that produce the cash flows that we expect and may be limited by competitive pressures, and our ability to manage our growth effectively and capture the efficiencies of scale that we expect from expansion; (7) potential environmental liabilities; (8) our ability to secure debt and equity financing on commercially acceptable terms or at all; (9) the illiquidity of real estate investments which could limit our ability to make changes to our portfolio to respond to economic or other conditions; (10) property damage, expenses related thereto and other business and economic consequences (including the potential loss of rental revenues) resulting from climate change, natural disasters, public health crises and weather-related factors in locations where we own properties, the ability to estimate accurately the amounts thereof and the sufficiency and timing of any insurance recovery payments related to such damages; (11) any change in strategy; (12) the effect of future offerings of debt and equity securities on the value of our common stock; (13) any disruption, failure or breach of the networks or systems on which the Company relies, including as a result of cyber-attacks; (14) impairment in the value of real estate property that we own; (15) changes in tax laws impacting REITs and real estate in general, as well as our ability to qualify as a REIT and to maintain REIT status once elected, (16) our ability to retain and attract key management personnel, and (17) the finalization of the financial statements for the period ended March 31, 2025. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company’s Annual Report on Form 10-K under “Item 1A. Risk Factors”. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

Curbline Properties Corp.

Income Statement

	in thousands, except per share
		1Q25	1Q24
	Revenues:
	Rental income (1)	$38,438	$27,866
	Other property revenues	257	173
		38,695	28,039
	Expenses:
	Operating and maintenance	5,402	2,932
	Real estate taxes	4,821	3,021
		10,223	5,953

	Net operating income	28,472	22,086

	Other income (expense):
	Interest expense	(567)	(250)
	Interest income	5,653	0
	Depreciation and amortization	(14,463)	(9,235)
	General and administrative (2)	(8,928)	(1,524)
	Other income (expense), net (3)	458	(3,102)
	Gain on disposition of real estate, net	42	0
	Income before taxes	10,667	7,975
	Tax expense	(105)	0
	Net income	10,562	7,975
	Non-controlling interests	(12)	0
	Net income attributable to Curbline	$10,550	$7,975

	Weighted average shares – Basic – EPS	104,912	104,860
	Assumed conversion of diluted securities	225	0
	Weighted average shares – Diluted – EPS	105,137	104,860

	Earnings per share of common stock – Basic	$0.10	$0.08
	Earnings per share of common stock – Diluted	$0.10	$0.08

	Note: Amounts as of March 31, 2024 have been carved out of SITE Centers' consolidated financial statements which may impact the comparability between the periods.

(1)	Rental income:
	Minimum rents	$23,229	$16,436
	Ground lease minimum rents	3,204	2,671
	Straight-line rent, net	661	410
	Amortization of (above)/below-market rent, net	930	595
	Percentage and overage rent	93	99
	Recoveries	9,450	5,728
	Uncollectible revenue	(219)	(163)
	Ancillary and other rental income	236	138
	Lease termination fees	854	1,952

(2)	SITE SSA gross up	($631)	N/A

(3)	Other income (expense), net:
	Transaction costs	($173)	($3,097)
	SITE SSA gross up	631	N/A
	Other	0	(5)

Curbline Properties Corp.

Reconciliation: Net Income to FFO and Operating FFO

and Other Financial Information

in thousands, except per share
	1Q25	1Q24
Net income attributable to Curbline	$10,550	$7,975
Depreciation and amortization of real estate	14,463	9,235
Depreciation allocated to non-controlling interests	(17)	0
Gain on disposition of real estate, net	(42)	0
FFO attributable to Curbline	$24,954	$17,210
Transaction and other costs	173	3,111
Total non-operating items, net	173	3,111
Operating FFO attributable to Curbline	$25,127	$20,321

Weighted average shares & units – Basic: FFO & OFFO	104,912	104,860
Assumed conversion of dilutive securities	225	0
Weighted average shares & units – Diluted: FFO & OFFO	105,137	104,860

FFO per share – Basic	$0.24	$0.16
FFO per share – Diluted	$0.24	$0.16
Operating FFO per share – Basic	$0.24	$0.19
Operating FFO per share – Diluted	$0.24	$0.19

Capital expenditures and certain non-cash items:
Maintenance capital expenditures	$10
Tenant allowances and landlord work, net	802
Leasing commissions, net	479
Loan cost amortization	(253)
Stock compensation expense	(3,594)

Curbline Properties Corp.

Balance Sheet

	$ in thousands
		At Period End
		1Q25	4Q24
	Assets:
	Land	$541,584	$490,563
	Buildings	908,718	841,912
	Fixtures and tenant improvements	84,442	80,636
		1,534,744	1,413,111
	Depreciation	(174,533)	(165,350)
		1,360,211	1,247,761
	Construction in progress and land	15,217	14,456
	Real estate, net	1,375,428	1,262,217

	Cash	594,038	626,409
	Restricted cash	0	0
	Receivables and straight-line rents (1)	16,899	15,887
	Amounts receivable from SITE Centers	32,579	33,762
	Intangible assets, net (2)	90,522	82,670
	Other assets, net	11,218	12,153
	Total Assets	2,120,684	2,033,098

	Liabilities and Equity:
	Revolving credit facilities	0	0
	Unsecured term loan	98,988	0
		98,988	0
	Dividends payable	17,278	26,674
	Other liabilities (3)	68,958	63,867
	Total Liabilities	185,224	90,541

	Common stock	1,052	1,050
	Paid-in capital	1,954,135	1,954,548
	Distributions in excess of net income	(21,406)	(15,021)
	Accumulated comprehensive income	45	1,207
	Non-controlling interest	1,634	773
	Total Equity	1,935,460	1,942,557

	Total Liabilities and Equity	$2,120,684	$2,033,098

(1)	Straight-line rents (including fixed CAM), net	$10,610	$9,949

(2)	Below-market leases (as lessee), net	14,841	14,858

(3)	Below-market leases, net	45,789	40,149

Curbline Properties Corp.

Reconciliation of Net Income Attributable to Curbline to Same-Property NOI

$ in thousands
	1Q25	1Q24
GAAP Reconciliation:
Net income attributable to Curbline	$10,550	$7,975
Interest expense	567	250
Interest income	(5,653)	0
Depreciation and amortization	14,463	9,235
General and administrative	8,928	1,524
Other expense (income), net	(458)	3,102
Gain on disposition of real estate, net	(42)	0
Tax expense	105	0
Non-controlling interests	12	0
Total Curbline NOI	28,472	22,086
Less: Non-Same Property NOI	(8,537)	(2,634)
Total Same-Property NOI	$19,935	$19,452

Total Curbline NOI % Change	28.9%
Same-Property NOI % Change	2.5%

Curbline Properties Corp.

Portfolio Summary

					3/31/2025	12/31/2024	9/30/2024
Quarterly Operational Overview
Properties					107	97	79

Owned GLA					2,933	2,699	2,345
Ground lease GLA					452	399	362
Total GLA					3,385	3,098	2,707

Base Rent PSF					$35.14	$35.62	$35.65
Commenced Rate					93.5%	93.9%	93.8%
Leased Rate					96.0%	95.5%	95.4%

Quarterly SPNOI					2.5%	3.0%	-

TTM New Leasing (GLA in 000's)					94	84	95
TTM Renewals (GLA in 000's)					253	225	238
TTM Total Leasing (GLA in 000's)					347	309	333

TTM Cash New Rent Spreads					27.8%	30.5%	23.9%
TTM Cash Renewal Rent Spreads					10.5%	10.3%	10.1%
TTM Cash Blended New and Renewal Rent Spreads					14.2%	13.3%	12.1%

TTM Straight-Lined New Rent Spreads					47.7%	54.0%	48.5%
TTM Straight-Lined Renewal Rent Spreads					21.2%	21.2%	21.2%
TTM Straight-Lined Blended New and Renewal Rent Spreads					26.9%	25.9%	25.2%

Top 20 MSA's

	MSA	Properties	GLA	% of GLA	ABR	% of ABR	ABR PSF
1	Miami-Fort Lauderdale-West Palm Beach, FL	6	450	13.3%	$15,481	13.9%	$35.89
2	Atlanta-Sandy Springs-Alpharetta, GA	13	386	11.4%	11,097	10.0%	$30.42
3	Phoenix-Mesa-Chandler, AZ	12	293	8.7%	10,539	9.5%	$39.74
4	Orlando-Kissimmee-Sanford, FL	3	155	4.6%	6,427	5.8%	$43.38
5	Houston-The Woodlands-Sugar Land, TX	6	184	5.4%	6,279	5.7%	$41.44
6	San Francisco-Oakland-Hayward, CA	2	128	3.8%	5,956	5.4%	$55.50
7	Jacksonville, FL	6	211	6.2%	5,474	4.9%	$27.50
8	Los Angeles-Long Beach-Anaheim, CA	3	134	4.0%	4,976	4.5%	$40.12
9	Denver-Aurora-Lakewood, CO	6	142	4.2%	4,750	4.3%	$37.95
10	Charlotte-Concord-Gastonia, NC-SC	4	177	5.2%	4,163	3.7%	$23.67
11	Tampa-St. Petersburg-Clearwater, FL	4	117	3.5%	3,921	3.5%	$35.49
12	Sacramento-Roseville-Arden-Arcade, CA	2	89	2.6%	3,409	3.1%	$41.19
13	Columbus, OH	2	82	2.4%	2,806	2.5%	$35.65
14	Washington-Arlington-Alexandria, DC-VA-MD-WV	3	49	1.4%	2,483	2.2%	$51.02
15	Austin-Round Rock-Georgetown, TX	2	66	1.9%	1,981	1.8%	$31.06
16	Trenton, NJ	1	62	1.8%	1,857	1.7%	$29.91
17	Raleigh, NC	1	62	1.8%	1,521	1.4%	$29.86
18	Richmond, VA	2	41	1.2%	1,504	1.4%	$36.46
19	Memphis, TN-MS-AR	1	66	1.9%	1,350	1.2%	$23.64
20	San Antonio-New Braunfels, TX	2	51	1.5%	1,241	1.1%	$25.78
	Other	26	440	13.0%	13,850	12.5%	$32.66
	Total	107	3,385	100.0%	$111,065	100.0%	$35.14

Note: $ and GLA in thousands except property count and base rent PSF.

Curbline Properties Corp.

Capital Structure

$, shares and units in thousands, except per share

	March 31, 2025	December 31, 2024
Market Value Per Share	$24.19	$23.22

Common Stock	105,214	105,044
OP Units	0	0
Total Common Stock	105,214	105,044

Total Equity Market Capitalization	$2,545,127	$2,439,122

Unsecured Credit Facilities	0	0
Unsecured Term Loan	100,000	0
Total Debt	100,000	0
Less: Cash (including restricted cash)	594,038	626,409
Net Debt	(494,038)	(626,409)

Total Enterprise Value	$2,051,089	$1,812,713

Curbline Properties Corp.

Debt Detail

$ in thousands
	Balance	Maturity Date(1)	Interest Rate(2)
Bank Debt
Unsecured Revolver ($400m)	$0	Sep-29	SOFR+1.35%
Unsecured Term Loan ($100m)	100,000	Oct-29	5.08%
Subtotal Debt	$100,000
Unamortized Loan Costs, Net	(1,012)
Total Debt	$98,988

(1) Maturity dates assumed all borrower extension options are exercised.
(2) Rate excludes loan fees and unamortized loan costs. Interest rates are shown as swapped or capped all-in interest rate where applicable.

Curbline Properties Corp.

Same Property Metrics

	Same-Property Net Operating Income(1)
	Quarterly Same-Property NOI
	1Q25	1Q24	Change

Same Property - Leased rate	96.9%	96.6%	0.3%
Same Property - Commenced rate	94.5%	95.1%	(0.6%)

Revenues:
Minimum rents	$19,788	$19,360
Recoveries	6,594	5,867
Uncollectible revenue	(66)	(163)
Percentage and overage rents	93	99
Ancillary and other rental income	434	311
	26,843	25,474	5.4%
Expenses:
Operating and maintenance	(3,615)	(2,979)
Real estate taxes	(3,293)	(3,043)
	(6,908)	(6,022)	14.7%
Total Comparable SPNOI	$19,935	$19,452	2.5%

Non-Same Property NOI	8,537	2,634
Total Curbline NOI	$28,472	$22,086	28.9%

Same Property NOI Operating Margin	74.3%	76.4%
Same Property NOI Recovery Rate	95.5%	97.4%

(1) See the definition in the Notable Accounting Policies and Non-GAAP Measures section and the GAAP reconciliation on page 8.

Curbline Properties Corp.

Leasing Summary

Leasing Activity										Net Effective Rents
	Comparable Pool					Total Pool						CapEx PSF
	Count	GLA	ABR PSF	Cash	Straight- lined	Count	GLA	ABR PSF	Term	GLA	ABR PSF	TA & LL	LC	Total	NER PSF	Term
New Leases
1Q25	11	33,808	$41.37	20.8%	36.8%	12	37,933	$40.24	9.6	37,933	$44.68	$5.24	$2.43	$7.67	$37.01	9.6
4Q24	4	7,375	$46.22	15.0%	36.9%	4	7,375	$46.22	8.4	7,375	$51.48	$6.02	$2.95	$8.97	$42.51	8.4
3Q24	3	7,113	$40.80	9.0%	25.1%	8	17,600	$50.14	10.7	8,737	$46.35	$2.55	$2.28	$4.83	$41.52	9.4
2Q24	5	15,988	$47.07	64.5%	97.3%	9	30,991	$47.99	10.7	23,323	$49.20	$5.01	$2.12	$7.13	$42.07	10.9
	23	64,284	$43.28	27.8%	47.7%	33	93,899	$45.12	10.1	77,368	$46.88	$4.94	$2.36	$7.30	$39.58	9.9

Renewals
1Q25	28	85,899	$37.96	8.3%	17.9%	28	85,899	$37.96	5.3	85,899	$39.59	$0.04	$0.00	$0.04	$39.55	5.3
4Q24	18	45,118	$29.54	9.5%	16.9%	18	45,118	$29.54	4.1	45,118	$30.30	$0.14	$0.00	$0.14	$30.16	4.1
3Q24	15	39,070	$32.47	8.1%	17.7%	15	39,070	$32.47	5.2	39,070	$33.98	$0.00	$0.02	$0.02	$33.96	5.2
2Q24	23	83,327	$35.39	14.7%	28.7%	23	83,327	$35.39	7.4	83,327	$38.12	$0.00	$0.00	$0.00	$38.12	7.4
	84	253,414	$34.77	10.5%	21.2%	84	253,414	$34.77	5.8	253,414	$36.59	$0.03	$0.00	$0.03	$36.56	5.8

New + Renewals
1Q25	39	119,707	$38.92	11.8%	23.2%	40	123,832	$38.66	6.6	123,832	$41.15	$2.35	$1.08	$3.43	$37.72	6.6
4Q24	22	52,493	$31.88	10.6%	20.7%	22	52,493	$31.88	4.7	52,493	$33.27	$1.61	$0.74	$2.35	$30.92	4.7
3Q24	18	46,183	$33.76	8.2%	19.1%	23	56,670	$37.96	6.9	47,807	$36.24	$0.73	$0.67	$1.40	$34.84	6.0
2Q24	28	99,315	$37.27	22.3%	38.9%	32	114,318	$38.81	8.3	106,650	$40.55	$1.45	$0.62	$2.07	$38.48	8.2
	107	317,698	$36.49	14.2%	26.9%	117	347,313	$37.57	7.0	330,782	$38.99	$1.71	$0.82	$2.53	$36.46	6.7

Leasing Spreads

•
Cash Leasing Spreads are calculated by comparing the prior tenant’s annual base rent in the final year of the prior lease to the executed tenant’s annual base rent in the first year of the executed lease.
•
Straight-Lined Leasing Spreads are calculated by comparing the prior tenant’s average base rent over the prior lease term to the executed tenant’s average base rent over the term of the executed lease.
•
Both Cash and Straight-Lined Leasing spreads include leases vacant greater than twelve months along with split and combination deals and exclude first generation units and units vacant at the time of acquisition.

Net Effective Rents

•
Net effective rents are calculated as the weighted average base rent per rentable square foot over the lease term less all costs associated with leasing the space including landlord work which represents property level improvements associated with the lease transaction.

Curbline Properties Corp.

Lease Expiration Schedule

$ and GLA in thousands

Year	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	5	9	0.3%	$331	0.3%	$36.78
2025	63	122	3.9%	4,010	3.6%	$32.87
2026	119	314	9.9%	10,723	9.7%	$34.15
2027	146	371	11.7%	13,655	12.3%	$36.81
2028	189	592	18.7%	19,788	17.8%	$33.43
2029	119	291	9.2%	9,990	9.0%	$34.33
2030	94	307	9.7%	11,219	10.1%	$36.54
2031	58	150	4.7%	5,331	4.8%	$35.54
2032	80	227	7.2%	8,427	7.6%	$37.12
2033	97	295	9.3%	10,397	9.4%	$35.24
2034	80	253	8.0%	9,552	8.6%	$37.75
Thereafter	51	235	7.4%	7,642	6.9%	$32.52
Total	1,101	3,166	100.0%	$111,065	100.0%	$35.08

Note: Before exercise of any lease options; includes ground leases.

Curbline Properties Corp.

Top 25 Tenants

$ and GLA in thousands

	Tenant	Units	Base Rent	% of Total	GLA	% of Total
1	Starbucks	23	$2,576	2.3%	45	1.3%
2	Darden (1)	8	1,586	1.4%	54	1.6%
3	JPMorgan Chase	8	1,521	1.4%	34	1.0%
4	Verizon	10	1,474	1.3%	34	1.0%
5	Inspire Brands (2)	18	1,354	1.2%	36	1.1%
6	Total Wine & More	2	1,259	1.1%	49	1.4%
7	AFC Urgent Care	8	1,198	1.1%	41	1.2%
8	JAB Holding (3)	8	1,078	1.0%	29	0.9%
9	Chipotle	9	1,063	1.0%	23	0.7%
10	Somnigroup International (Mattress Firm)	7	1,054	0.9%	29	0.9%
11	AT&T	13	1,010	0.9%	27	0.8%
12	Cracker Barrel (4)	5	954	0.9%	36	1.1%
13	CVS	4	947	0.9%	38	1.1%
14	Xponential Fitness (5)	13	939	0.8%	26	0.8%
15	FedEx Office	6	903	0.8%	24	0.7%
16	Wells Fargo	5	895	0.8%	21	0.6%
17	Chick-Fil-A	5	882	0.8%	26	0.8%
18	Restaurant Brands International (6)	11	828	0.7%	27	0.8%
19	Brinker International (Chili's)	5	827	0.7%	29	0.9%
20	Five Guys	7	807	0.7%	17	0.5%
21	Nordstrom Rack	1	788	0.7%	31	0.9%
22	Williams-Sonoma (West Elm)	1	788	0.7%	18	0.5%
23	Amwins Insurance	2	771	0.7%	12	0.4%
24	Torchy's Tacos	4	758	0.7%	17	0.5%
25	Pacific Dental	6	715	0.6%	18	0.5%
	Top 25 Total	189	$26,975	24.3%	741	21.9%
	Total Portfolio		$111,065	100.0%	3,385	100.0%

(1) Longhorn Steakhouse (4) / Olive Garden (3) / Chuy's (1)
(2) Dunkin (9) / Jimmy John's (5) / Buffalo Wild Wings (3) / Baskin Robbins (1)
(3) Panera Bread (6) / Bruegger's Bagels (1) / Einstein Bros. Bagels (1)
(4) Cracker Barrel (3) / Maple Street Biscuit (2)
(5) Club Pilates (3) / Yoga Six (3) / Cyclebar (2) / Pure Barre (2) / Stretchlab (2) / BFT (1)
(6) Firehouse Subs (7) / Popeye's Chicken (3) / Burger King (1)

Curbline Properties Corp.

Transactions

$ and GLA in thousands

Acquisitions			Owned
	Property Name	MSA	GLA	Price

01/16/25	Navarre Crossing	Toledo, OH	15	$4,950
01/24/25	Shops at Gilbert Crossroads - Phase II	Phoenix-Mesa-Chandler, AZ	3	2,700
02/24/25	Corner at Laveen Spectrum	Phoenix-Mesa-Chandler, AZ	15	10,350
02/27/25	6-Property Portfolio	Jacksonville, FL	211	86,300
03/31/25	Aramingo Assemblage	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	23	14,790
03/31/25	Corner at 240	Asheville, NC	18	5,100
		Total 1Q 2025	285	$124,190

04/11/25	3-Property Portfolio	Various	20	$11,000
04/17/25	Magnolia Point - Phase III	Houston-The Woodlands-Sugar Land, TX	7	1,583
04/21/25	Shops on North	Chicago-Naperville-Elsin IL-IN-WI	3	2,300
		2Q 2025 QTD	30	$14,883

		Total 2025 YTD	315	$139,073

Curbline Properties Corp.

Property List

GLA in thousands; as of March 31, 2025

#	Center	MSA	Location	ST	Owned GLA	ABR PSF
1	Shops at Tiger Town	Auburn-Opelika, AL	Opelika	AL	10	$26.44
2	Promenade Plaza	Birmingham-Hoover, AL	Alabaster	AL	13	$27.04
3	Hampton Cove Corner	Huntsville, AL	Huntsville	AL	14	$24.20
4	Madison Station	Huntsville, AL	Madison	AL	28	$23.09
5	Shops at Saraland	Mobile, AL	Saraland	AL	10	$19.51
6	Eastchase Point	Montgomery, AL	Montgomery	AL	8	$25.98
7	Chandler Center	Phoenix-Mesa-Chandler, AZ	Chandler	AZ	7	$43.58
8	Shops at Gilbert Crossroads	Phoenix-Mesa-Chandler, AZ	Gilbert	AZ	18	$39.74
9	Corner at Laveen Spectrum	Phoenix-Mesa-Chandler, AZ	Laveen	AZ	15	$46.73
10	Shops at Power and Baseline	Phoenix-Mesa-Chandler, AZ	Mesa	AZ	4	$56.22
11	Shops at Lake Pleasant	Phoenix-Mesa-Chandler, AZ	Peoria	AZ	47	$42.06
12	Deer Valley Plaza	Phoenix-Mesa-Chandler, AZ	Phoenix	AZ	38	$35.29
13	Paradise Village Plaza	Phoenix-Mesa-Chandler, AZ	Phoenix	AZ	84	$36.24
14	Red Mountain Corner	Phoenix-Mesa-Chandler, AZ	Phoenix	AZ	6	$24.40
15	Artesia Village	Phoenix-Mesa-Chandler, AZ	Scottsdale	AZ	21	$41.97
16	Northsight Plaza	Phoenix-Mesa-Chandler, AZ	Scottsdale	AZ	10	$37.85
17	Shops at Prasada North	Phoenix-Mesa-Chandler, AZ	Surprise	AZ	33	$48.13
18	Broadway Center	Phoenix-Mesa-Chandler, AZ	Tempe	AZ	11	$38.08
19	Crossroads Marketplace	Los Angeles-Long Beach-Anaheim, CA	Chino Hills	CA	77	$35.06
20	Shops on Summit	Los Angeles-Long Beach-Anaheim, CA	Fontana	CA	27	$46.51
21	Santa Margarita Market Place	Los Angeles-Long Beach-Anaheim, CA	Rancho Santa Margarita	CA	29	$47.34
22	Creekside Plaza	Sacramento-Roseville-Arden-Arcade, CA	Roseville	CA	32	$42.59
23	Creekside Shops	Sacramento-Roseville-Arden-Arcade, CA	Roseville	CA	57	$40.56
24	Loma Alta Station	San Diego-Carlsbad, CA	Oceanside	CA	35	$26.54
25	La Fiesta Square	San Francisco-Oakland-Hayward, CA	Lafayette	CA	75	$51.24
26	Lafayette Mercantile	San Francisco-Oakland-Hayward, CA	Lafayette	CA	53	$60.25
27	Shops at Olde Town Station	Denver-Aurora-Lakewood, CO	Arvada	CO	15	$39.85
28	Parker Keystone	Denver-Aurora-Lakewood, CO	Denver	CO	17	$41.89
29	Shops at University Hills	Denver-Aurora-Lakewood, CO	Denver	CO	26	$45.17
30	Shops on Montview	Denver-Aurora-Lakewood, CO	Denver	CO	9	$38.13
31	Nine Mile Corner	Denver-Aurora-Lakewood, CO	Erie	CO	31	$41.82
32	Parker Station	Denver-Aurora-Lakewood, CO	Parker	CO	45	$29.93
33	Estero Crossing	Cape Coral-Fort Mysers, FL	Estero	FL	34	$34.00
34	Carrie Plaza	Jacksonville, FL	Jacksonville	FL	26	$24.67
35	Deerwood Station	Jacksonville, FL	Jacksonville	FL	31	$29.69
36	Southlake Plaza	Jacksonville, FL	St. Augustine	FL	32	$27.09
37	Julington Station	Jacksonville, FL	St. Johns	FL	31	$24.68
38	Oakleaf Crossing	Jacksonville, FL	Jacksonville	FL	31	$33.25
39	Roosevelt Plaza	Jacksonville, FL	Jacksonville	FL	59	$26.09
40	Shops at Boca Center	Miami-Fort Lauderdale-West Palm Beach, FL	Boca Raton	FL	117	$43.20
41	Shoppes at Addison Place	Miami-Fort Lauderdale-West Palm Beach, FL	Delray Beach	FL	56	$47.53
42	Concourse Village	Miami-Fort Lauderdale-West Palm Beach, FL	Jupiter	FL	134	$19.42
43	Collection at Midtown Miami	Miami-Fort Lauderdale-West Palm Beach, FL	Miami	FL	119	$41.77
44	Shops at the Fountains	Miami-Fort Lauderdale-West Palm Beach, FL	Plantation	FL	14	$36.14
45	Shops at Midway	Miami-Fort Lauderdale-West Palm Beach, FL	Tamarac	FL	10	$47.48
46	Shops at Carillon	Naples-Immokalee-Marco Island, FL	Naples	FL	15	$28.61
47	Shops at Casselberry	Orlando-Kissimmee-Sanford, FL	Casselberry	FL	8	$38.50
48	Narcoossee Cove	Orlando-Kissimmee-Sanford, FL	Orlando	FL	16	$49.12
49	Shops at the Grove	Orlando-Kissimmee-Sanford, FL	Winter Garden	FL	131	$42.92
50	Sunrise Plaza	Sebastian-Vero Beack-West Vero Corridor FL	Vero Beach	FL	16	$24.94
51	Shops at Lake Brandon	Tampa-St. Petersburg-Clearwater, FL	Brandon	FL	12	$40.50
52	Shoppes of Boot Ranch	Tampa-St. Petersburg-Clearwater, FL	Palm Harbor	FL	52	$30.27
53	Shops at Bay Pines	Tampa-St. Petersburg-Clearwater, FL	Seminole	FL	9	$36.53
54	Southtown Center	Tampa-St. Petersburg-Clearwater, FL	Tampa	FL	44	$40.84
55	Alpha Soda Center	Atlanta-Sandy Springs-Alpharetta, GA	Alpharetta	GA	15	$41.84
56	Shoppes of Crabapple	Atlanta-Sandy Springs-Alpharetta, GA	Alpharetta	GA	8	$30.84

Curbline Properties Corp.

Property List

GLA in thousands; as of March 31, 2025

#	Center	MSA	Location	ST	Owned GLA	ABR PSF
57	Brookhaven Station	Atlanta-Sandy Springs-Alpharetta, GA	Atlanta	GA	44	$36.83
58	Hammond Springs	Atlanta-Sandy Springs-Alpharetta, GA	Atlanta	GA	69	$33.43
59	Parkwood Shops	Atlanta-Sandy Springs-Alpharetta, GA	Atlanta	GA	20	$25.87
60	Marketplace Plaza North	Atlanta-Sandy Springs-Alpharetta, GA	Cumming	GA	37	$33.88
61	Marketplace Plaza South	Atlanta-Sandy Springs-Alpharetta, GA	Cumming	GA	44	$30.03
62	Plaza at Market Square	Atlanta-Sandy Springs-Alpharetta, GA	Douglasville	GA	9	$16.28
63	Barrett Corners	Atlanta-Sandy Springs-Alpharetta, GA	Kennesaw	GA	19	$46.59
64	Roswell Market Center	Atlanta-Sandy Springs-Alpharetta, GA	Roswell	GA	82	$17.56
65	Presidential Plaza North	Atlanta-Sandy Springs-Alpharetta, GA	Snellville	GA	11	$42.50
66	Presidential Plaza South	Atlanta-Sandy Springs-Alpharetta, GA	Snellville	GA	10	$40.29
67	Scenic Plaza	Atlanta-Sandy Springs-Alpharetta, GA	Snellville	GA	20	$30.00
68	Wilmette Center	Chicago-Naperville-Elsin IL-IN-WI	Wilmette	IL	9	$31.95
69	Shops at West Carmel Marketplace	Indianapolis-Carmel-Greenwood, IN	Carmel	IN	32	$24.12
70	Shops at Framingham	Boston-Cambridge-Newton, MA-NH	Framingham	MA	19	$61.23
71	Foxtail Center	Baltimore-Columbia-Towson, MD	Timonium	MD	30	$38.17
72	Shops at Riverdale Commons	Minneapolis-St. Paul-Bloomington, MN-WI	Coon Rapids	MN	10	$53.44
73	Independence Point	Kansas City, MO-KS	Independence	MO	7	$41.22
74	Corner At 240	Asheville, NC	Asheville	NC	18	$17.22
75	Belgate Plaza	Charlotte-Concord-Gastonia, NC-SC	Charlotte	NC	21	$37.03
76	Point at University	Charlotte-Concord-Gastonia, NC-SC	Charlotte	NC	14	$38.65
77	Shops at The Fresh Market	Charlotte-Concord-Gastonia, NC-SC	Cornelius	NC	132	$18.65
78	Carolina Station	Charlotte-Concord-Gastonia, NC-SC	Charlotte	NC	10	$41.59
79	Meadowmont Village	Raleigh, NC	Chapel Hill	NC	62	$29.86
80	Freehold Marketplace	New York-Newark-Jersey City, NY-NJ-PA	Freehold	NJ	21	$37.18
81	Shops at Hamilton	Trenton, NJ	Hamilton	NJ	62	$29.91
82	Shops at Echelon Village	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	Voorhees	NJ	4	$49.52
83	Crocker Commons	Cleveland-Elyria, OH	Westlake	OH	29	$41.92
84	Shops on Polaris	Columbus, OH	Columbus	OH	71	$35.10
85	Worthington Plaza	Columbus, OH	Worthington	OH	11	$38.92
86	Navarre Crossing	Toledo, OH	Oregon	OH	15	$27.92
87	Shops at Tanasbourne	Portland-Vancouver-Hillsboro, OR-WA	Hillsboro	OR	5	$32.60
88	Aramingo Assemblage	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	Philadelphia	PA	23	$32.16
89	Houston Levee Galleria	Memphis, TN-MS-AR	Collierville	TN	66	$23.64
90	Maple Corner	Nashville-Davidson-Murfreesboro-Franklin, TN	Hendersonville	TN	20	$29.71
91	Oaks at Slaughter	Austin, TX	Austin	TX	26	$35.85
92	Vintage Plaza	Austin, TX	Round Rock	TX	41	$28.13
93	Grove at Harper's Preserve	Houston-The Woodlands-Sugar Land, TX	Conroe	TX	21	$33.11
94	Briarcroft Center	Houston-The Woodlands-Sugar Land, TX	Houston	TX	33	$43.00
95	Marketplace at 249	Houston-The Woodlands-Sugar Land, TX	Houston	TX	17	$37.83
96	Shops at Tanglewood	Houston-The Woodlands-Sugar Land, TX	Houston	TX	26	$49.88
97	Village Plaza	Houston-The Woodlands-Sugar Land, TX	Houston	TX	42	$42.00
98	Magnolia Point	Houston-The Woodlands-Sugar Land, TX	Magnolia	TX	45	$41.45
99	Bandera Corner	San Antonio-New Braunfels, TX	San Antonio	TX	3	$22.46
100	Shops at Bandera Pointe	San Antonio-New Braunfels, TX	San Antonio	TX	48	$26.01
101	Emmet Street North	Charlottesville, VA	Charlottesville	VA	2	$78.55
102	Emmet Street Station	Charlottesville, VA	Charlottesville	VA	11	$52.46
103	Towne Crossing Shops	Richmond, VA	Midlothian	VA	7	$40.29
104	White Oak Plaza	Richmond, VA	Richmond	VA	34	$35.66
105	Boulevard Marketplace	Washington-Arlington-Alexandria, DC-VA-MD-WV	Fairfax	VA	19	$42.92
106	Fairfax Marketplace	Washington-Arlington-Alexandria, DC-VA-MD-WV	Fairfax	VA	19	$59.28
107	Fairfax Pointe	Washington-Arlington-Alexandria, DC-VA-MD-WV	Fairfax	VA	10	$51.05

Curbline Properties Corp.

Notable Accounting Policies and Non-GAAP Measures

The information contained in the Quarterly Financial Supplement does not purport to disclose all items required by the accounting principles generally accepted in the United States of America (“GAAP”) and is unaudited information. The Company’s Quarterly Financial Supplement should be read in conjunction with the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

Prior to the Spin-off

The historical results of operations, liquidity and capital resources of Curbline prior to the spin-off do not represent the historical results of operations, liquidity and capital resources of a legal entity, but rather a combination of entities under common control that have been “carved out” of SITE Centers’ consolidated financial statements and presented on a combined basis, in each case, in accordance with GAAP.

Performance Measures

FFO and Operating FFO

The Company believes that Funds from Operations (“FFO”) and Operating FFO, both non-GAAP financial measures, provide additional and useful means to assess the financial performance of REITs. FFO and Operating FFO are frequently used by the real estate industry, as well as securities analysts, investors and other interested parties, to evaluate the performance of REITs. The Company also believes that FFO and Operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group.

FFO excludes GAAP historical cost depreciation and amortization of real estate and real estate investments, which assume that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions, and many companies use different depreciable lives and methods. Because FFO excludes depreciation and amortization unique to real estate and gains and losses from property dispositions, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, interest costs and acquisition, disposition and development activities. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP.

FFO is generally defined and calculated by the Company as net income attributable to Curbline (computed in accordance with GAAP), adjusted to exclude (i) gains and losses from disposition of real estate property, which are presented net of taxes, (ii) impairment charges on real estate property, (iii) gains and losses from changes in control and (iv) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles net of depreciation allocated to non-controlling interests. The Company’s calculation of FFO is consistent with the definition of FFO provided by NAREIT.

The Company believes that certain charges, income and gains/losses recorded in its operating results are not comparable or reflective of its core operating performance. Operating FFO is useful to investors as the Company removes non-comparable charges, income and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. As a result, the Company also computes Operating FFO and discusses it with the users of its financial statements, in addition to other measures such as net income (loss) determined in accordance with GAAP and FFO. Operating FFO is generally defined and calculated by the Company as FFO excluding certain charges, income and gains/losses that management believes are not comparable and indicative of the results of the Company’s operating real estate portfolio. Such adjustments include gains/losses on the early extinguishments of debt, transaction costs and other restructuring type costs, including employee separation costs. The disclosure of these adjustments is regularly requested by users of the Company’s financial statements. The adjustment for these charges, income and gains/losses may not be comparable to how other REITs or real estate companies calculate their results of operations, and the Company’s calculation of Operating FFO differs from NAREIT’s definition of FFO. Additionally, the Company provides no assurances that these charges, income and gains/losses are non-recurring. These charges, income and gains/losses could be reasonably expected to recur in future results of operations.

These measures of performance are used by the Company for several business purposes and by other REITs. The Company uses FFO and/or Operating FFO in part (i) as a disclosure to improve the understanding of the Company’s operating results among the investing public, (ii) as a measure of a real estate asset’s performance, (iii) to influence acquisition, disposition and capital investment strategies and (iv) to compare the Company’s performance to that of other publicly traded shopping center REITs. For the reasons described above, management believes that FFO and

Operating FFO provide the Company and investors with an important indicator of the Company’s operating performance. They provide recognized measures of performance other than GAAP net income, which may include non-cash items (often significant).

In calculating the expected range for or amount of net income (loss) attributable to Curbline to estimate projected FFO and Operating FFO for future periods, the Company does not include a projection of gain and losses from the disposition of real estate property, potential impairments and reserves of real estate property, debt extinguishment costs or transaction costs. Other real estate companies may calculate expected FFO and Operating FFO in a different manner.

Management recognizes the limitations of FFO and Operating FFO when compared to GAAP’s net income. FFO and Operating FFO do not represent amounts available for dividends, capital replacement or expansion, debt service obligations or other commitments and uncertainties. Management does not use FFO or Operating FFO as an indicator of the Company’s cash obligations and funding requirements for future commitments, acquisitions or development activities. Neither FFO nor Operating FFO represents cash generated from operating activities in accordance with GAAP, and neither is necessarily indicative of cash available to fund cash needs. Neither FFO nor Operating FFO should be considered an alternative to net income (computed in accordance with GAAP) or as an alternative to cash flow as a measure of liquidity. FFO and Operating FFO are simply used as additional indicators of the Company’s operating performance. The Company believes that to further understand its performance, FFO and Operating FFO should be compared with the Company’s reported net income (loss) and considered in addition to cash flows determined in accordance with GAAP, as presented in its condensed financial statements. Reconciliations of these measures to their most directly comparable GAAP measure of net income (loss) have been provided herein.

Net Operating Income (“NOI”) and Same-Property Net Operating Income (“SPNOI”)

The Company uses NOI, which is a non-GAAP financial measure, as a supplemental performance measure. NOI is calculated as property revenues less property-related expenses and excludes depreciation and amortization expense, interest income and corporate level transactions. The Company believes NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and, when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis.

The Company also presents NOI information on a same-property basis, or SPNOI. The Company defines SPNOI as property revenues less property-related expenses, which exclude straight-line rental income and reimbursements and expenses, lease termination income, management fee expense and fair market value of leases. SPNOI only includes assets owned for the entirety of both comparable periods. SPNOI excludes all non-property and corporate level revenue and expenses. Other real estate companies may calculate NOI and SPNOI in a different manner. The Company believes SPNOI provides investors with additional information regarding the operating performances of comparable assets because it excludes certain non-cash and non-comparable items as noted above. SPNOI is frequently used by the real estate industry, as well as securities analysts, investors and other interested parties, to evaluate the performance of REITs.

SPNOI is not, and is not intended to be, a presentation in accordance with GAAP. SPNOI information has its limitations as it excludes any capital expenditures associated with the re-leasing of tenant space or as needed to operate the assets. SPNOI does not represent amounts available for dividends, capital replacement or expansion, debt service obligations or other commitments and uncertainties. Management does not use SPNOI as an indicator of the Company’s cash obligations and funding requirements for future commitments, acquisitions or development activities. SPNOI does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs. SPNOI should not be considered as an alternative to net income (computed in accordance with GAAP) or as an alternative to cash flow as a measure of liquidity. A reconciliation of NOI and SPNOI to its most directly comparable GAAP measure of net income (loss) has been provided herein.

CURB
LISTED
NYSE

INVESTOR RELATIONS

Email: **ir@curbline.com**
Website: **curbline.com**

ADDRESS

New York, NY
320 Park Avenue, 27th Floor
New York, NY 10022

Cleveland, OH
3300 Enterprise Pkwy
Beachwood, Ohio 44122

PHONE & FAX

Toll Free: **(833) 610-0761**
Phone: **(216) 755-6200**
eFax: **(216) 274-9711**

CURBLINE PROPERTIES INVESTOR RELATIONS DEPARTMENT e: ir@curbline.com w: curbline.com 323 Park Avenue, 27th Floor, New York, NY 10022; 3300 Enterprise Pkwy Beachwood, OH 44122 tf: 833-610-0761 p:216-755-6200 f:216-274-9711 • NYSE:CURB CURB LISTED NYSE